SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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GREIF, INC.

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GREIF, INC.

425 Winter Road

Delaware, Ohio 43015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Greif, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Greif, Inc. (the “Company”) will be held at its principal executive offices, 425 Winter Road, Delaware, Ohio 43015, on February 28, 2005, at 10:00 A.M., E.S.T., for the following purposes:

1.	To elect nine directors to serve for a one-year term;

2.	To consider and vote upon a proposal to approve the Company’s 2005 Outside Directors Equity Award Plan; and

3.	To transact such other business as may properly come before the meeting or any and all adjournments.

Only stockholders of record of the Class B Common Stock at the close of business on January 7, 2005, will be entitled to vote at this meeting.

Whether or not you plan to attend this meeting, we hope that Class B stockholders will sign the enclosed proxy and return it promptly in the enclosed envelope. If you are able to attend the meeting and wish to vote in person, at your request we will cancel your proxy.

/s/ Gary R. Martz _____________________________

January 21, 2005	Gary R. Martz Secretary

GREIF, INC.

425 Winter Road

Delaware, Ohio 43015

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FEBRUARY 28, 2005

To the Stockholders of Greif, Inc.:

This Proxy Statement is being furnished to all of the stockholders of Greif, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Annual Meeting of Stockholders scheduled to be held on February 28, 2005, at 10:00 A.M., E.S.T., at the Company’s principal executive offices, 425 Winter Road, Delaware, Ohio 43015. It is anticipated that this Proxy Statement and form of proxy will first be sent to the stockholders on or about January 21, 2005.

PROXIES AND VOTING

This Proxy Statement is being furnished to Class B stockholders of the Company, the only class of stockholders entitled to vote at the Annual Meeting of Stockholders, in connection with the solicitation by management of proxies that will be used at the Annual Meeting of Stockholders. Class A stockholders are not entitled to vote at the Annual Meeting of Stockholders, and therefore, this Proxy Statement is being furnished to Class A stockholders for informational purposes only, and no proxy is being solicited from them.

At the Annual Meeting of Stockholders, the Class B stockholders will vote upon: (1) the election of nine directors; (2) a proposal to approve the Company’s 2005 Outside Directors Equity Award Plan; and (3) such other business as may properly come before the meeting or any and all adjournments.

Class B stockholders do not have the right to cumulate their votes in the election of directors, and the nine nominees receiving the highest number of votes will be elected as directors. The vote required for the approval of the Company’s 2005 Outside Directors Equity Award Plan is the favorable vote of a majority of the outstanding shares of the Class B Common Stock present, in person or by proxy, at the Annual Meeting of Stockholders.

Shares of Class B Common Stock represented by properly executed proxies will be voted at the Annual Meeting of Stockholders in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the shares represented by that proxy will be voted in favor of the nine nominees described in this Proxy Statement and to approve the Company’s 2005 Outside Directors Equity Award Plan. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A Class B stockholder’s presence at the Annual Meeting of Stockholders does not by itself revoke the proxy.

Abstentions will be considered as shares of Class B Common Stock present and entitled to vote at the Annual Meeting of Stockholders and will be counted for purposes of determining whether a quorum is present. Abstentions will not be counted in determining the votes cast for the election of directors and will not have a positive or negative effect on the outcome of that election. Because the proposal to approve the Company’s 2005 Outside Directors Equity Award Plan requires the favorable vote of a majority of the outstanding shares of Class B Common Stock present, in person or by proxy, at the Annual Meeting of Stockholders, abstentions will have the same effect as a vote against this proposal.

If your Class B Common Stock is held in street name, you will need to instruct your broker regarding how to vote your Class B Common Stock. If you do not provide your broker with voting instructions regarding the election of directors, your broker will nevertheless have the discretion to vote your shares of Class B Common Stock for the election of directors. There are certain other matters, however, over which your broker does not have discretion to vote your Class B Common Stock without your instructions—these situations are referred to as “broker non-votes.” The proposal regarding the Company’s 2005 Outside Directors Equity Award Plan falls into this category. If you do not provide your broker with voting instructions on this proposal, your shares of Class B Common Stock will not be voted on this proposal. Broker non-votes will not be considered as votes entitled to be cast on this proposal, and therefore broker non-votes will not have a positive or negative effect on the outcome of this proposal.

The close of business on January 7, 2005, has been fixed as the record date for the determination of Class B stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. On the record date, there were outstanding and entitled to vote 11,661,189 shares of Class B Common Stock. Each share of the Class B Common Stock is entitled to one vote.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

At the Annual Meeting of Stockholders, shares of the Class B Common Stock represented by the proxies, unless otherwise specified, will be voted to elect as directors for one-year terms Michael J. Gasser, Vicki L. Avril, Charles R. Chandler, Michael H. Dempsey, Daniel J. Gunsett, Judith D. Hook, Patrick J. Norton, David J. Olderman and William B. Sparks, Jr., the nine persons recommended by the Nominating and Corporate Governance Committee of the Board of Directors, all of whom are currently directors of the Company. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee named above is unable to serve (which is not anticipated), the persons named in the proxy may vote it for another nominee of their choice.

Proxies cannot be voted at the Annual Meeting of Stockholders for a number of persons greater than the nine nominees named in this Proxy Statement.

Biographies of Director Nominees

Michael J. Gasser, 53, has been a director since 1991. He has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1994. Mr. Gasser has been an executive officer of the Company since 1988. He is a member of the Executive and Stock Repurchase Committees. He is also a director for Bob Evans Farms, Inc., a restaurant and food products company.

Vicki L. Avril, 50, has been a director since August 2004. She has been Senior Vice President and Chief Financial Officer of IPSCO, Inc., a steel manufacturing and tubular company, since May 2004. From 2001 until its sale in 2003, Ms. Avril was Senior Vice President and Chief Financial Officer of Wallace Computer Services, Inc., a print management company. From 1999 to 2000, Ms. Avril served as a private consultant. She is a member of the Audit and Stock Option Committees.

Charles R. Chandler, 69, has been a director since 1987. He has been an investor since his retirement as Vice Chairman of the Company in September 2002, a position he held for more than five years. From 1999 through September 2002, Mr. Chandler also served as President of Soterra LLC, a subsidiary of the Company. He is a member of the Executive Committee.

Michael H. Dempsey, 48, has been a director since 1996. He has been an investor since 1997. Prior to 1997, and for more than five years, Mr. Dempsey was the President of Kuschall of America, a wheelchair manufacturing company. He is a member of the Compensation, Executive, Nominating and Corporate Governance and Stock Option Committees. Mr. Dempsey is the brother of Judith D. Hook.

Daniel J. Gunsett, 56, has been a director since 1996. For more than five years, Mr. Gunsett has been a partner with the law firm of Baker & Hostetler LLP. He is a member of the Compensation, Executive, Nominating and Corporate Governance, Stock Option and Stock Repurchase Committees.

Judith D. Hook, 51, has been a director since 2003. Ms. Hook has been an investor for more than five years. She is a member of the Audit and Compensation Committees. Ms. Hook is the sister of Michael H. Dempsey.

Patrick J. Norton, 54, has been a director since 2003. Mr. Norton retired as Executive Vice President and Chief Financial Officer of The Scotts Company, a consumer lawn and garden products company, in January 2003. Mr. Norton served as Executive Vice President and Chief Financial Officer of The Scotts Company from May 2000 until his retirement and as interim Chief Financial Officer from February 2000 to May 2000. He is a member of the Audit and Compensation Committees. Mr. Norton also serves as a director of The Scotts Company.

David J. Olderman, 69, has been a director since 1996. He has been an investor since 1997. Prior to 1997, and for more than five years, Mr. Olderman was the Chairman, owner and Chief Executive Officer of Carret and Company, Inc., an investment consulting firm. He is a member of the Audit, Compensation and Stock Option Committees.

William B. Sparks, Jr., 63, has been a director since 1995. He has been President and Chief Operating Officer of the Company for more than five years.

Directors Attendance at Annual Meeting of Stockholders

Under the Company’s Corporate Governance Guidelines, directors are expected to attend the Company’s Annual Meeting of Stockholders. All of the directors standing for re-election attended last year’s Annual Meeting of Stockholders, except for Ms. Avril, who was not a director at that time.

PROPOSAL NO. 2—APPROVAL OF THE 2005 OUTSIDE DIRECTORS EQUITY AWARD PLAN

At the Annual Meeting of Stockholders, the Class B stockholders will be requested to consider and act upon a proposal to approve the 2005 Outside Directors Equity Award Plan (the “Plan”). The Company’s Board of Directors approved the terms of the Plan on January 5, 2005. If approved by Class B stockholders, the Plan will replace the Company’s 1996 Directors’ Stock Option Plan effective immediately following the 2005 Annual Meeting of Stockholders.

The purpose of the Plan is to assist the Company in attracting and retaining qualified members of its Board of Directors. The Plan provides for equity ownership opportunities to outside directors (directors of the Company who are not employees of the Company or any subsidiary or affiliate of the Company) in order to encourage and enable them to participate in the Company’s future prosperity and growth and to better match their interests with those of stockholders. The Plan seeks to achieve its purpose by awarding Stock Options, Restricted Shares or SAR Units (as defined below), or any combination thereof, to outside directors.

The following discussion describes important aspects of the Plan. This discussion is intended to be a summary of the material provisions of the Plan. Because it is a summary, some details that may be important to you are not included. For this reason, the entire Plan is attached as Exhibit A to this Proxy Statement. You are encouraged to read the Plan in its entirety.

Administration of the Plan

The Compensation Committee of the Company’s Board of Directors is responsible for administering the Plan. See “Board of Directors and Committees—Board Committees and Committee Meetings” for additional information on the Compensation Committee. Among other matters, the Compensation Committee is responsible for the following:

•	selecting outside directors to receive awards under the Plan (“Participants”);

•	granting Stock Options, Restricted Shares or SARs, or any combination of such awards;

•	determining the number and type of awards to be granted;

•	determining the terms and conditions of awards; and

•	interpreting the terms and provisions of the Plan, awards granted under the Plan, and agreements relating to such awards.

The Compensation Committee has sole discretion with respect to the administration of the Plan, and its decisions are final and binding on all persons.

Eligibility

Only outside directors of the Company are eligible to receive awards under the Plan. As of the date of this Proxy Statement, there were seven outside directors. No consideration is received by the Company or its subsidiaries for the granting of awards under the Plan, although the Compensation Committee, in its discretion, may require the payment of a purchase price in connection with the award of Restricted Shares.

Types of Awards

The Plan provides for the following type of awards:

•	stock options to purchase shares of the Company’s Class A Common Stock, without par value (the “Class A Common Stock”), which options are not intended to qualify as incentive options under the Internal Revenue Code (“Stock Options”);

•	shares of Class A Common Stock which may be subject to transfer restrictions (“Restricted Shares”); and

•	stock appreciation rights (“SARs”).

The awards listed above may be granted alone or in combination with each other. Each award must be authorized by the Compensation Committee and evidenced by a written agreement. Among other matters, the agreement must describe the award and state that the award is subject to all the terms and provisions of the Plan and any other terms and provisions, not inconsistent with the Plan, as the Compensation Committee may approve. The date on which the Compensation Committee approves the granting of an award is the date on which the award is granted for all purposes, unless the Compensation Committee otherwise specifies in its approval. The granting of an award under the Plan, however, is effective only if and when a written agreement is duly executed and delivered by or on behalf of the Company and the Participant.

Stock Option Awards

The following is a summary of the material terms and provisions of the Plan governing the award of Stock Options:

Exercise Price. The exercise or purchase price of each share of Class A Common Stock underlying a Stock Option is equal to the “fair market value” of one share of Class A Common Stock at the time the Stock Option is granted. Fair market value of a share of Class A Common Stock is determined by the last reported sale price of the Class A Common Stock on the New York Stock Exchange (“NYSE”) on the trading day preceding the grant date (or if there was no trading of Class A Common Stock on that day, then on the next preceding trading day on which there was trading in the Class A Common Stock).

Exercise of Stock Options. Stock Options are fully vested and exercisable on the date granted. However, shares of Class A Common Stock purchased upon exercise of a Stock Option may not be sold before at least six months have elapsed from the date the Stock Option was granted unless the Participant could otherwise dispose of such shares without incurring liability under Section 16(b) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Term. Stock Options are exercisable for ten years from the date of grant.

Transferability. In general, Stock Options are not transferable and are exercisable during a Participant’s lifetime only by the Participant or his or her legal representative. There are, however, exceptions to this general rule. Stock Options may be transferred upon a Participant’s death by will or the laws of descent and distribution. The Committee may also provide for the irrevocable transfer of any Stock Option to a Participant’s parents, spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons. In regard to all of the foregoing transfers, the Stock Option will be exercisable only by the transferee or his or her legal representative.

Termination of Stock Options. If a Participant ceases to be a director of the Company for any reason, then all Stock Options or any unexercised portion of such Stock Options which otherwise are exercisable by such Participant will terminate unless such Stock Options are exercised within six months after the date such Participant ceases to be a director (but in no event after expiration of the original term of any such Stock Option). However, if a Participant ceases to be a director by reason of such Participant’s death, then the six-month period shall instead be a one-year period.

Tax Consequences. In general, for federal income tax purposes under present law:

(a) The grant of a Stock Option, by itself, will not result in income to the optionee.

(b) Except as provided in (e) below, the exercise of a Stock Option (in whole or in part, according to its terms) will result in ordinary income to the optionee at that time in an amount equal to the excess (if any) of the fair market value of shares of Class A Common Stock on the date of exercise over the exercise price.

(c) Except as provided in (e) below, the optionee’s tax basis of shares of Class A Common Stock acquired upon the exercise of a Stock Option, which will be used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, will be the fair market value of shares of Class A Common Stock on the date of exercise.

(d) No deduction will be allowable to the Company upon the grant of a Stock Option, but upon the exercise of a Stock Option, a deduction will be allowable to the Company in an amount equal to the amount of ordinary income realized by the optionee exercising such Stock Option if the Company issues a 1099 to the director in the amount of the income that is taxable on exercise.

(e) With respect to the exercise of a Stock Option and the payment of the exercise price by the delivery of shares of Class A Common Stock, to the extent that the number of shares received does not exceed the number of shares surrendered, no taxable income will be realized by the optionee at that time, the tax basis of shares received will be the same as the tax basis of shares surrendered, and the holding period of the optionee in shares received will include his or her holding period in shares surrendered. To the extent that the number of shares received exceeds the number of shares surrendered, ordinary income will be realized by the optionee at that time in the amount of the fair market value of such excess shares, the tax basis of such shares will be equal to the fair market value of such shares at the time of exercise, and the holding period of the optionee in such shares will begin on the date such shares are transferred to the optionee.

Restricted Share Awards

The following is a summary of the material terms and provisions of the Plan governing the award of Restricted Shares.

Price. The Compensation Committee is responsible for determining the purchase price for Restricted Shares. The purchase price may be zero.

Restrictions on Transfer. While Restricted Shares are fully vested on the date awarded and are not subject to a risk of forfeiture after such date, the Compensation Committee may determine to restrict a Participant’s ability to sell, pledge, encumber, assign or otherwise transfer the Restricted Shares during a period of time determined by the Compensation Committee (the “Restriction Period”). However, the Restriction Period may be zero days. In addition, the Compensation Committee has the authority to accelerate the time at which any or all of the transfer restrictions may lapse with respect to any Restricted Shares. Awards of Restricted Shares must be accepted by the Participant within 30 days (or the period specified by the Compensation Committee) after the grant date by executing a Restricted Share Agreement and paying the purchase price, if any, determined by the Compensation Committee. Participants will not have any rights with respect to the award of Restricted Shares until they have executed a Restricted Share Agreement, delivered a fully executed copy of it to the Company, and otherwise complied with the applicable terms and conditions of the award.

In addition to restrictions on transfer, if any, described above, Restricted Shares may not be sold before at least six months have elapsed from the date of the award of such Restricted Shares unless the Participant could otherwise dispose of such Restricted Shares without incurring liability under Section 16(b) of the Exchange Act.

Stock Issuances. Upon execution and delivery of the award agreement and receipt of payment of the purchase price, if any, for the Restricted Shares subject to such award agreement, the Company will issue the Restricted Shares to the Participant. Restricted Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s discretion, and will bear an appropriate legend with respect to the transfer restrictions, if any. Except for restrictions on transfer, on and after the issuance of Restricted Shares to a Participant, the Participant will have all of the rights of a stockholder of the Company with respect to such Restricted Shares, including the right to vote such Restricted Shares and the right to receive any dividends or other distributions with respect to such Restricted Shares. Upon the expiration of the Restriction Period, if any, unrestricted shares of Class A Common Stock will be issued to the Participant.

SAR Awards

The following is a summary of the material terms and provisions of the Plan governing the award of SARs:

Designation of SAR Units; Right to Payment. SARs granted under the Plan are designated as “SAR Units.” Upon the exercise of a SAR Unit, a Participant will have the right to receive cash from the Company, payable within 30 days, in an amount equal to the excess of (i) the fair market value of one share of Class A Common Stock at the time of exercise over (ii) the grant price of such SAR Unit. The grant price of a SAR Unit is determined by the Compensation Committee at the time of grant of the SAR Unit and is equal to the “fair market value” of one share of Class A Common Stock at the time the SAR Unit is granted. Fair market value of a share of Class A Common Stock is determined by the last reported sale price of the Class A Common Stock on the NYSE on the trading day preceding the grant date (or if there was no trading of Class A Common Stock on that day, then on the next preceding trading day on which there was trading in the Class A Common Stock).

Exercise of SAR Units. SAR Units are fully vested and exercisable on the date granted. However, SAR Units may not be exercised before at least six months has elapsed from the date the SAR Unit was granted unless the Participant could otherwise dispose of the SAR Units without incurring liability under Section 16(b) of the Exchange Act.

Term. SAR Units are exercisable for ten years from the date of grant.

Transferability of SAR Units. In general, SAR Units are not transferable and are exercisable during an Participant’s lifetime only by the Participant or his or her legal representative. There are, however, exceptions to this general rule. SAR Units may be transferred upon an Participant’s death by will or the laws of descent and distribution. The Committee may also provide for the irrevocable transfer of any SAR Unit to an Participant’s parents, spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons. In regard to all of the foregoing transfers, the SAR Unit will be exercisable only by the transferee or his or her legal representative.

Termination of SARs. If a Participant ceases to be a director of the Company for any reason, then all SAR Units or any unexercised portion of such SAR Units which otherwise are exercisable by such Participant will terminate unless such SAR Units are exercised within six months after the date such Participant ceases to be a director (but in no event after expiration of the original term of any such SAR Unit). However, if a Participant ceases to be a director by reason of such Participant’s death, then the six-month period shall instead be a one-year period.

No Rights as a Stockholder. SAR Units do not confer upon the Participant or the Participant’s transferee any rights of a stockholder of the Company, such as the right to vote or to receive any dividends or other distributions with respect to such SAR Units.

Shares Subject to Plan

The total number of shares of Class A Common Stock reserved and available for issuance for awards granted under the Plan are 100,000 shares (subject to proportionate adjustments made by the Compensation Committee as a result of changes in the capital structure of the Company). Shares of Class A Common Stock available for awards may consist of authorized but unissued shares, treasury shares, or previously issued shares re-acquired by the Company, including shares purchased on the open market.

Amendment or Termination of Plan

The Board, without further action on the part of the stockholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (i) no action may be taken that would impair the rights of a Participant or transferee under any award previously granted, without the

Participant’s or transferee’s consent (except for amendments made to cause the Plan to comply with applicable law, applicable stock exchange rules or accounting rules); and (b) except for proportionate adjustments made by the Compensation Committee as a result of changes in the capital structure of the Company as provided by the Plan, no amendment may be made without stockholder approval if the amendment would require stockholder approval under applicable law or applicable stock exchange rules.

Stock Options to be Granted Following 2005 Annual Meeting of Stockholders

The Plan provides that, immediately following the 2005 Annual Meeting of Stockholders, each person who is then an outside director will be automatically granted a Stock Option to purchase 2,000 shares of Class A Common Stock as of the date of such Annual Meeting of Stockholders. Accordingly, if the Plan is approved by Class B stockholders, Stock Options for the following number of shares of Class A Common Stock will be granted to each of the following director nominees (assuming election) immediately following the 2005 Annual Meeting of Stockholders.

Name	Number of Shares of Class A Common Stock Subject to Option Grants
Vicki L. Avril	2,000 Shares
Charles R. Chandler	2,000 Shares
Michael H. Dempsey	2,000 Shares
Daniel J. Gunsett	2,000 Shares
Judith D. Hook	2,000 Shares
Patrick J. Norton	2,000 Shares
David J. Olderman	2,000 Shares

Reasons for Stockholder Approval

Under the listing standards of the NYSE, listed companies, such as the Company, are required to receive stockholder approval for compensation plans which provide equity-based awards to employees or directors. The 2005 Outside Directors Equity Award Plan constitutes an equity-based compensation plan under the NYSE listing standards. For this reason, Class B stockholders of the Company are being asked to approve the Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE 2005 OUTSIDE DIRECTORS EQUITY AWARD PLAN.

BOARD OF DIRECTORS AND COMMITTEES

Board Meetings

The Company’s Board of Directors (the “Board”) held five meetings during the 2004 fiscal year. Each director attended at least 75% of the meetings held by the Board and committees on which he or she served during the 2004 fiscal year. The Board has affirmatively determined that a majority of the Company’s directors meet the categorical standards of independence adopted by the Board and are independent directors as defined in the listing standards of the New York Stock Exchange (“NYSE”). See “Corporate Governance—Director Independence.”

Board Committees and Committee Meetings

The Board has established an Executive Committee, a Compensation Committee, an Audit Committee, a Stock Option Committee, a Stock Repurchase Committee and a Nominating and Corporate Governance Committee. The Board has affirmatively determined that each of the members of the Compensation, Audit and Nominating and Corporate Governance Committees meet the categorical standards of independence adopted by the Board and are independent directors as defined in the NYSE listing standards. See “Corporate Governance—Director Independence.”

The Board has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Copies of these charters are available on the Company’s Internet Web site. See “Corporate Governance—Availability of Corporate Governance Documents.”

The Executive Committee, whose current members are Messrs. Gasser, Chandler, Dempsey and Gunsett, has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. The Executive Committee held seven meetings during the 2004 fiscal year.

The Compensation Committee, whose current members are Messrs. Dempsey, Gunsett, Norton and Olderman and Ms. Hook, is responsible, among other matters, for discharging the Board’s responsibility relating to the compensation of executive officers and directors. This is accomplished by evaluating the compensation, fringe benefits and perquisites provided to the Company’s officers and adopting compensation policies applicable to the Company’s executive officers, including the specific relationship, if any, of corporate performance to executive compensation and the factors and criteria upon which the compensation of the Company’s Chief Executive Officer should be based. In addition, if approved by stockholders at the 2005 Annual Meeting of Stockholders, the Compensation Committee will be responsible for administering the Company’s 2005 Outside Directors Equity Award Plan. See “Proposal No. 2—Approval of the 2005 Outside Directors Equity Award Plan.” The Compensation Committee held five meetings during the 2004 fiscal year. See “Compensation Committee Report on Executive Compensation.”

The Audit Committee, whose current members are Messrs. Norton and Olderman, Ms. Avril and Ms. Hook, is responsible, among other matters, for engaging and, when appropriate, replacing the Company’s independent auditors, reviewing with such auditors the scope and results of their audit, reviewing the Company’s accounting functions, operations and management, and considering the adequacy and effectiveness of the internal accounting controls and internal auditing methods, policies and procedures of the Company. No member of the Audit Committee may simultaneously serve on the audit committee of more than two other publicly traded companies. The Audit Committee held five meetings during the 2004 fiscal year. See “Report of the Audit Committee.”

The Stock Option Committee, whose current members are Messrs. Dempsey, Gunsett and Olderman and Ms. Avril, is responsible for administering the Company’s 2001 Management Equity Incentive and Compensation Plan (see “Executive Compensation—Stock Award Plan” below), which plan provides for the awarding of stock options and restricted and performance shares of the Company’s Class A Common Stock to key employees. The Stock Option Committee held four meetings during the 2004 fiscal year.

The Stock Repurchase Committee, whose current members are Messrs. Gasser and Gunsett, is responsible for administering the Company’s Stock Repurchase Program. The Stock Repurchase Committee held three meetings during the 2004 fiscal year.

The Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”), whose current members are Messrs. Dempsey and Gunsett, is responsible, among other matters, for recommending to the Board a slate of director nominees for election at each annual meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors. The Board then acts on the Nominating Committee’s recommendations and is responsible for (1) recommending to stockholders a slate of director nominees for election at each annual meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors and (2) nominating at such meetings those persons it has recommended as director nominees. The Nominating Committee held two meetings during the 2004 fiscal year.

Director Compensation Arrangements

Outside directors of the Company receive an annual retainer of $44,000, plus $1,500 for each Board meeting, $1,500 for each Audit Committee meeting and $1,250 for all other committee meetings attended. The Audit Committee chair receives an additional retainer of $14,000 per year and all other committee chairs receive an additional retainer of $7,000 per year. Outside directors may defer all or a portion of their fees pursuant to a directors deferred compensation plan. No director fees are paid to directors who are employees of the Company or any of its subsidiaries.

Currently, outside directors of the Company receive options to purchase shares of the Company’s Class A Common Stock under the terms of the 1996 Directors’ Stock Option Plan. Under this plan, each outside director is granted an annual option to purchase 2,000 shares immediately following each Annual Meeting of Stockholders. Options are granted at exercise prices equal to the market value on the date the options are granted and become exercisable immediately. Options expire ten years after the date of grant. In 2004, 12,000 options were granted to outside directors with option prices of $36.99 per share (10,000 options at $18.70 per share in 2003 and 10,000 options at $33.95 in 2002).

Stock options will no longer be issued under the Company’s 1996 Directors’ Stock Option Plan if stockholders approve the Company’s 2005 Outside Directors Equity Award Plan at the 2005 Annual Meeting of Stockholders. In such case, the award of options with respect to the 2005 Annual Meeting of Stockholders will be made to outside directors under the terms of the 2005 Outside Directors Equity Award Plan. See “Proposal No. 2—Approval of the 2005 Outside Directors Equity Award Plan.”

CORPORATE GOVERNANCE

Communications with the Board

The Board believes it is important for stockholders to have a process to send communications to the Board. Accordingly, any stockholder or other interested party who desires to make his or her concerns known to the non-management directors or to the entire Board may do so by communicating with the chairperson of the Audit Committee by e-mail to audit.committee@greif.com or in writing to Audit Committee Chairperson, Greif, Inc., 425 Winter Road, Delaware, Ohio 43015. All such communications will be forwarded to the non-management directors or the entire Board as requested in the communication.

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet without the Company’s management at least four times each year, and during at least one of those meetings, the non-management directors schedule an executive session that includes only independent directors. These meetings are typically held in conjunction with a regularly scheduled Board meeting and at such other times as necessary or appropriate. The chairpersons of the Company’s Audit Committee, Compensation Committee and Nominating Committee rotate as chairperson of meetings of the non-management directors.

Director Independence

The Board has adopted categorical standards to assist it in making its determination of director independence. Under these standards, a director of the Company will be considered independent unless:

(a) within the preceding three years, (i) the director was employed by the Company, or (ii) an immediate family member of the director was employed by the Company as an executive officer;

(b) within the preceding three years, the director or an immediate family member of the director received more than $100,000, during any twelve-month period, in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(c) the director or an immediate family member of the director is a current partner of a firm that is the Company’s present internal or external auditor; the director is a current employee of a firm that is the Company’s present internal or external auditor; an immediate family member of the director is a current employee of the Company’s present internal or external auditor and participates in that firm’s audit, assurance or tax compliance practice (excluding tax planning); or the director or an immediate family member of the director was within the preceding three years, but is no longer, a partner or employee of a firm that is the Company’s present internal or external auditor and personally worked on the Company’s audit within that time;

(d) the director or an immediate family member of the director is, or has been within the preceding three years, employed as an executive officer of another company for which any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

(e) the director is an employee, executive officer, partner (other than a limited partner) or significant equity holder of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues, or an immediate family member of the director is a current executive officer of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues;

(f) the director is an executive officer, partner or significant equity holder of another organization that is indebted to the Company, or to which the Company is indebted, and the total amount of indebtedness exceeds 2% of the total consolidated assets of such organization; or

(g) within the preceding three years, the director was an executive officer, trustee or director of a foundation, university or other non-profit or charitable organization receiving grants, endowments or other contributions from the Company, in any single fiscal year, which exceeded the greater of $1.0 million or 2% of such charitable organization’s consolidated gross revenues.

For purposes of the above standards: (i) compensation received by an immediate family member of a director for service as a non-executive employee of the Company shall not be considered in determining independence under (b) above; (ii) in applying the test under (e) above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year and the look-back provisions shall apply solely to the financial relationship between the Company and the director or immediate family member’s current employer and not to former employment of the director or immediate family member; (iii) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but in applying any lookback provisions, the Company will not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated; and (iv) a significant equity holder of an organization will normally be considered a stockholder, limited partner or member owning 10% or more of the voting or equity interests in that organization. These categorical standards are also set forth on the Company’s Internet Web site. See “—Availability of Corporate Governance Documents.”

The Board has determined that Ms. Avril, Mr. Dempsey, Mr. Gunsett, Ms. Hook, Mr. Norton and Mr. Olderman, a majority of the Company’s directors, are independent under the above categorical standards. These directors are also independent directors as defined in the listing standards of the New York Stock Exchange (“NYSE”). Mr. Gasser and Mr. Sparks, who are employees of the Company, and Mr. Chandler, who is a former employee of the Company, are not independent directors under the above categorical standards or the NYSE listing standards.

Nomination of Directors

The Nominating Committee will consider individuals recommended by stockholders for membership on the Board. If a stockholder desires to recommend an individual for membership on the Board, then that stockholder must provide a written notice to the Secretary of the Company at 425 Winter Road, Delaware, Ohio 43015 (the “Recommendation Notice”). In order for a recommendation to be considered by the Nominating Committee, the Recommendation Notice must contain, at a minimum, the following: the name and address, as they appear on the Company’s books, and telephone number of the stockholder making the recommendation, including information on the number of shares and class of stock owned, and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; a written acknowledgement by the individual being recommended that he or she has consented to that recommendation and consents to the Company’s undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Nominating Committee desires to do so; the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; and, if known to the stockholder, any material interest of such stockholder or individual being recommended in any proposals or other business to be presented at the Company’s next Annual Meeting of Stockholders (or a statement to the effect that no material interest is known to such stockholder).

Except for the director nominees recommended by the Nominating Committee to the Board, no person may be nominated for election as a director of the Company during any stockholder meeting unless such person was first recommended by a stockholder for Board membership in accordance with the procedures set forth in the preceding paragraph and the Recommendation Notice was received by the Company not less than 60 days nor more than 90 days prior to the date of such meeting; provided, however, if less than 75 days notice or prior public disclosure of the date of a stockholders’ meeting is given or made to stockholders, then, in order to be timely received, the Recommendation Notice must be received by the Company no later than the close of business on the 10th day following the day on which such notice of the date of the stockholders’ meeting was mailed or such public disclosure was made.

The Nominating Committee’s Charter sets forth certain specific, minimum qualifications that must be met by a Nominating Committee-recommended nominee for a position on the Board, as well as qualities and skills that Board members possess. The Nominating Committee determines, and reviews with the Board on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board as a whole. This assessment considers director’s qualification as independent, as well as diversity, age, skill and experience in the context of the needs of the Board. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board activities and the willingness to do so. Ultimately, the Nominating Committee will select prospective Board members who the Nominating Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

In the event that the Nominating Committee, the Board or the Chairman/Chief Executive Officer identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating Committee initiates a search process and informally keeps the Board apprised of progress. The Nominating Committee may seek input from members of the Board, the Chairman/Chief Executive Officer and other management and, if necessary, hire a search firm. In addition, as a matter of policy, the Nominating Committee will consider candidates for Board membership recommended by stockholders. The initial candidate or candidates, including anyone recommended by a stockholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board are then reviewed and evaluated by the Nominating Committee; the evaluation process for candidates recommended by stockholders is not to be different. The Nominating Committee is to maintain and update a list of candidates recommended from all sources. The Nominating Committee will then determine the Nominating Committee member or Board member or other person involved in the process (such as a search firm) who will make the initial contact with the prospective candidate or candidates. The Chairman/Chief Executive Officer and at least one member of the Nominating Committee will interview the identified candidate or candidates. Based on the interviews and all other information available to the Nominating Committee, the Nominating Committee will meet to consider and approve a final candidate or candidates, as the case may be. The Nominating Committee then will make its recommendation to the Board.

The Company has not, as of January 7, 2005, received any recommendations from stockholders for nominees for the Board.

Availability of Corporate Governance Documents

The Board has adopted the following corporate governance documents with respect to the Company (the “Corporate Governance Documents”):

•	Corporate Governance Guidelines of the Board;

•	Code of Business Conduct and Ethics for directors, officers and employees (which is available in several different languages);

•	Code of Ethics for Senior Financial Officers;

•	Charter for the Audit Committee;

•	Charter for the Nominating and Corporate Governance Committee;

•	Charter for the Compensation Committee; and

•	Independence Standards for Directors.

Each of the Corporate Governance Documents is posted on the Company’s Internet Web site at www.greif.com under “Investor Center—Corporate Governance.” Copies of each of the Corporate Governance Documents are also available in print to any stockholder of the Company, without charge, by making a written request to the Company. Requests should be directed to Greif, Inc., Attention: Secretary, 425 Winter Road, Delaware, Ohio 43015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of January 7, 2005, with respect to the only persons known by the Company to be the beneficial owners of 5% or more of the Class B Common Stock, the Company’s only class of voting securities:

Name and Address	Class of Stock	Type of Ownership	Number of Shares	Percent of Class
Michael H. Dempsey 2240 Encinitas Boulevard Suite D-403 Encinitas, California 92024	Class B	See (1) and (2) below	6,641,947	56.96%

Naomi C. Dempsey Trust c/o Michael H. Dempsey, Trustee 2240 Encinitas Boulevard Suite D-403 Encinitas, California 92024	Class B	See (2) below	5,375,904	46.10%

Robert C. Macauley 88 Hamilton Avenue Stamford, Connecticut 06902	Class B	Record and Beneficially	1,100,000	9.43%

Virginia D. Ragan 65 East State Street Suite 2100 Columbus, Ohio 43215	Class B	Record and Beneficially	637,438	5.47%

Mary T. McAlpin 65 East State Street Suite 2100 Columbus, Ohio 43215	Class B	Record and Beneficially	630,353	5.41%

(1)	Includes shares held (A) individually by Mr. Dempsey (507,657 shares), (B) by Mr. Dempsey as trustee of the Naomi C. Dempsey Trust (5,375,904 shares), the Naomi C. Dempsey Charitable Lead Annuity Trust (110,185 shares), and the Judith D. Hook Florida Intangibles Trust (389,466 shares), and (C) by Mr. Dempsey as president of the All Life Foundation (258,315 shares), a charitable foundation. Also includes shares held by the Henry C. Dempsey Irrevocable Trust (420 shares), of which Mr. Dempsey’s spouse is the trustee (the “HCD Trust”). Mr. Dempsey disclaims beneficial ownership of the shares held by the HCD Trust.

(2)	Includes shares held of record and beneficially by the Naomi C. Dempsey Trust. Mr. Dempsey is the trustee of this Trust. See (1) above.

The following table sets forth certain information, as of January 7, 2005, with respect to the Class A Common Stock and Class B Common Stock (the only equity securities of the Company) beneficially owned, directly or indirectly, by each director and each executive officer named in the summary compensation table:

	Title and Percent of Class (1)
Name	Class A		%
Vicki L. Avril	0		*
Charles R. Chandler	86,000		*
Michael H. Dempsey	21,223		*
Michael J. Gasser	205,644		1.84%
Daniel J. Gunsett	14,000		*
Judith D. Hook	7,836		*
Donald S. Huml	36,811		*
John S. Lilak	51,008		*
Gary R. Martz	31,008		*
Patrick J. Norton	4,000		*
David J. Olderman	11,000	(2)	*
William B. Sparks, Jr.	107,552		*

	Title and Percent of Class (1)
Name	Class B		%
Vicki L. Avril	0		*
Charles R. Chandler	0		*
Michael H. Dempsey	6,641,947	(3)	56.96%
Michael J. Gasser	11,898		*
Daniel J. Gunsett	1,000		*
Judith D. Hook	765	(4)	*
Donald S. Huml	0		*
John S. Lilak	0		*
Gary R. Martz	300		*
Patrick J. Norton	0		*
David J. Olderman	21,474	(5)	*
William B. Sparks, Jr.	3,448		*

*	Less than one percent.

(1)	Except as otherwise indicated below, the persons named in the table (and their spouses, if applicable) have sole voting and investment power with respect to all shares of Class A Common Stock or Class B Common Stock, as the case may be, owned by them. This table includes shares for Class A Common Stock subject to currently exercisable options, or options exercisable within 60 days of January 7, 2005, granted by the Company under certain stock option plans, for the following directors and named executive officers: Mr. Chandler—76,000; Mr. Dempsey—18,000; Mr. Gasser—198,000; Mr. Gunsett—14,000; Mr. Huml—35,000; Mr. Lilak—42,000; Mr. Martz—30,000; Mr. Norton—4,000; Mr. Olderman—10,000 and Mr. Sparks—102,000.

(2)	Includes shares held (A) individually by Mr. Olderman (10,000 shares) and (B) Mr. Olderman’s self-directed profit sharing plan (1,000 shares).

(3)	Includes shares held (A) individually by Mr. Dempsey (507,657 shares), (B) by Mr. Dempsey as trustee of the Naomi C. Dempsey Trust (5,375,904 shares), the Naomi C. Dempsey Charitable Lead Annuity Trust (110,185 shares), and the Judith D. Hook Florida Intangibles Trust (389,466 shares), and (C) by Mr. Dempsey as president of the All Life Foundation (258,315 shares), a charitable foundation. Also includes shares held by the HCD Trust (420 shares), of which Mr. Dempsey’s spouse is the trustee. Mr. Dempsey disclaims beneficial ownership of the shares held by the HCD Trust.

(4)	Includes shares held (A) as custodian by Ms. Hook under Uniform Gift to Minor Act (305 shares) and (B) by Ms. Hook as trustee of the Judith D. Hook Trust (460 shares). Does not include shares held by the Judith D. Hook Florida Intangibles Trust (389,466 shares), of which Mr. Dempsey is the trustee. Ms. Hook is a beneficiary of this trust.

(5)	Includes shares held (A) individually by Mr. Olderman (15,414 shares), (B) by Mr. Olderman’s self-directed profit sharing plan (3,060 shares) and (C) by Mr. Olderman as trustee of the Jean Olderman Trust (1,000 shares), Jill Olderman Trust (1,000 shares) and David Olderman Trust (1,000 shares).

The Class A Common Stock has no voting power, except when four quarterly cumulative dividends upon the Class A Common Stock are in arrears.

The following table sets forth the equity securities owned or controlled by all directors and executive officers as a group (21 persons) as of January 7, 2005:

Title of Class of Stock	Amount Beneficially Owned	Percent of Class
Class A Common Stock(1)	699,108	6.26%
Class B Common Stock	6,681,832	57.29%

(1)	Shares represent the number of shares beneficially owned, directly or indirectly, by each director and executive officer as of January 7, 2005. The number includes shares subject to currently exercisable options or options exercisable within 60 days of January 7, 2005, granted by the Company under certain stock option plans, for the directors and executive officers as a group—645,250 shares.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation for the three years ended October 31, 2004 for the Company’s Chief Executive Officer and the Company’s four other most highly compensated executive officers.

Name & Position	Year	Annual Compensation						Long-Term Compensation
		Salary (1)		Bonus (2)		All Other (3)		Incentive Plan Payouts (4)		Restricted Stock Awards (4)		Number of Stock Options Granted (5)
Michael J. Gasser Chairman and Chief Executive Officer	2004 2003 2002	$ $ $	729,713 691,669 638,341	$ $ $	494,477 350,351 274,629	$ $ $	6,058 3,170 3,435	$ $ $	257,000 97,600 186,400	$ $ $	64,000 24,400 46,600	-0- 17,500 35,000

William B. Sparks, Jr. Director, President and Chief Operating Officer	2004 2003 2002	$ $ $	521,329 495,015 461,688	$ $ $	298,867 211,755 168,034	$ $ $	8,087 3,802 2,872	$ $ $	156,000 59,200 114,400	$ $ $	39,000 14,800 28,600	-0- 10,000 20,000

Donald S. Huml (6) Chief Financial Officer	2004 2003 2002	$ $ $	430,019 403,390 198,000	$ $ $	243,880 156,336 216,750	$ $ $	7,152 2,653 32,860	$ $ $	128,000 45,600 90,400	$ $ $	32,000 11,400 22,600	-0- 7,500 35,000

John S. Lilak Executive Vice President and President of Soterra LLC (subsidiary company)	2004 2003 2002	$ $ $	361,099 343,340 304,992	$ $ $	187,426 134,754 100,747	$ $ $	6,937 4,889 4,335	$ $ $	97,000 36,800 68,800	$ $ $	24,000 9,200 17,200	-0- 7,500 15,000

Gary R. Martz (7) Senior Vice President, General Counsel and Secretary	2004 2003 2002	$ $ $	326,268 310,250 250,000	$ $ $	170,101 120,236 97,500	$ $ $	820 425 45,705	$ $ $	89,000 35,200 69,600	$ $ $	22,000 8,800 17,400	-0- 7,500 30,000

(1)	For 2004, salaries differ slightly from base salaries due to a change in the computation of payroll periods.

(2)	For 2004 and 2003, bonuses were paid pursuant to the Company’s cash incentive bonus plan described below (see “—Incentive Compensation Plans”) based on the Company’s achievement of the targeted return on assets goal. See also “Compensation Committee Report on Executive Compensation.” For 2002, discretionary bonuses were paid based upon the Company’s achievement of a percentage of the targeted return on assets goal for 2002 under the then-applicable cash incentive bonus plan.

(3)	With respect to Messrs. Gasser, Lilak and Sparks, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance.

With respect to Mr. Huml, in 2004 and 2003, the dollar amount in the all other category relates to the Company match for the 401(k) plan and premiums paid for life insurance. In 2002, the dollar amount in the all other category relates to payments for relocation expenses and premiums paid for life insurance. Relocation expenses were $32,500 for 2002.

With respect to Mr. Martz, in 2004 and 2003, the dollar amount in the all other category relates to premiums paid for life insurance. In 2002, the dollar amount in the all other category relates to payments for relocation expenses and premiums paid for life insurance. Relocation expenses were $45,000 for 2002.

(4)	Incentive plan payouts were paid pursuant to the Company’s long-term incentive compensation plan described below (see “—Incentive Compensation Plans”). In accordance with the terms of this plan, payouts were paid 80% in cash and 20% in restricted shares of the Company’s Class A Common Stock.

(5)	Stock options were granted under the Company’s 2001 Management Equity Incentive and Compensation Plan described below (see “—Stock Award Plan”) on September 9, 2003 and September 5, 2002.

(6)	Mr. Huml was hired as Chief Financial Officer in April 2002. Prior to that time, he was not an employee of the Company.

(7)	Mr. Martz was hired as Senior Vice President and General Counsel in January 2002. Prior to that time, he was not an employee of the Company.

Employment Agreements

Mr. Gasser has an employment agreement generally providing for the following: his employment as Chairman and Chief Executive Officer until 2010; his right to extend his employment on a year-to-year basis until he reaches the age of 65; his agreement to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of the Company; and the fixing of his minimum basic salary. The minimum basic salary is currently fixed at $470,000 per year.

Mr. Sparks has an employment agreement generally providing for the following: his employment as President and Chief Operating Officer until 2006; his agreement to devote all of his time, attention, skill and effort to the performance of his duties as an officer and employee of the Company; and the fixing of his minimum basic salary. The minimum basic salary is currently fixed at $350,000 per year.

Incentive Compensation Plans

The Company has an annual cash incentive bonus plan (the “Cash Incentive Bonus Plan”) which is intended to provide short-term incentive compensation to participants that is linked to the profitability of the Company’s businesses. This Cash Incentive Bonus Plan, which has received stockholder approval, is intended to provide participants with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code. The Cash Incentive Bonus Plan is administered by a Special Subcommittee on Incentive Compensation (the “Special Subcommittee”). Among other things, the Special Subcommittee selects participants for the Cash Incentive Bonus Plan from among certain of the Company’s executive employees and determines the performance goals, target amounts and other terms and conditions of awards under the Cash Incentive Bonus Plan. Awards under the Cash Incentive Bonus Plan consist of cash amounts payable upon the achievement, during a specified performance period, of specified objective performance goals. At the beginning of a performance period for a given award, the Special Subcommittee establishes the performance goal(s) and the target amount of the award which will be earned if the performance goal(s) are achieved in full, together with any lesser amount that will be earned if the performance goal(s) are only partially achieved. After the end of the performance period, the Special Subcommittee certifies the extent to which the performance goals are achieved and determines the amount of the award that is payable. The performance goals for awards are based upon the achievement of targeted measures of return on assets (and/or such other objective business criteria as the stockholders may approve from time to time) by the Company and/or one or more operating groups of the Company. The maximum award that may be paid to any participant for any performance period is $1.5 million times the number of twelve-month periods contained within the performance period.

The Company has a long-term incentive plan (the “Incentive Plan”) which is intended to focus management on the key measures that drive superior performance. This Incentive Plan, which has received stockholder approval, is intended to provide participants with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code. Incentive compensation awards to participants are paid 80% in cash and 20% in restricted shares of the Company’s Class A and/or Class B Common Stock. The Incentive Plan is administered by the Special Subcommittee. Employees of the Company who are designated by the Special Subcommittee as “key employees” are eligible to participate and receive awards under the Incentive Plan. Prior to the beginning of each three-year performance period, the Special Subcommittee selects and establishes performance goals for that three-year performance period which, if met, will entitle participants to the payment of the incentive compensation award. The performance goals are based on targeted levels of increases in earnings per share and “free cash flow” or such other measures of performance success as the Special Subcommittee may determine. The Special Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of award opportunities based on percentage multiples of the “target incentive award,” which is the incentive compensation amount to be paid to participants when the performance criteria designated as the “100% award level” is met. The target incentive award for each participant is based on a percentage of that participant’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. Each range of performance goals may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 200% of the target incentive award. The Special Subcommittee may also establish minimum levels of performance goal achievement below which no awards are paid to any participant. After the performance goals are established, the Special Subcommittee aligns the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period determines the “final awards” (i.e., the actual incentive compensation earned during the performance period by the participant). After establishing the performance criteria, the Special Subcommittee establishes the award opportunities for the participants, which correspond to various levels of achievement of the pre-established performance criteria. The established award opportunities vary in relation to the job classification of each participant. At the end of each performance period, the Special Subcommittee certifies the extent to which the performance criteria were met during the performance period and determines the final awards for the participants. In no event shall the final award paid to any employee for any performance period exceed $6,000,000. In addition, awards to “covered employees” (the Company’s executive officers named in the Summary Compensation Table) are capped at 130% of that employee’s base salary as of the first day of a performance period.

Incentive Plan Table

	Number of Shares, Units or Other Rights	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Price-Based Plans(2)
Name			Threshold	Target	Maximum
M.J. Gasser	(1)	(1)	$353,000	$707,000	$1,414,000
W.B. Sparks, Jr.	(1)	(1)	$214,000	$427,000	$855,000
D.S. Huml	(1)	(1)	$174,000	$348,000	$696,000
J.S. Lilak	(1)	(1)	$134,000	$268,000	$536,000
G.R. Martz	(1)	(1)	$122,000	$243,000	$486,000

(1)	In the 2004 fiscal year, such person was selected by the Special Subcommittee to participate in the Incentive Plan for the performance period beginning November 1, 2003 and ending October 31, 2006. If the performance goals are achieved for that performance period, then awards will be made based on a percentage of such person’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. However, if such person’s average base salary during the three-year performance period exceeds by more than 130% the base salary of such person on the first day of the performance period, then such person’s average base salary for purposes of calculating the final award will be capped at 130% of such person’s base salary on the first day of the performance period.

(2)	Estimated future payouts based on such person’s salary as of December 31, 2004.

Stock Award Plan

The Company’s 2001 Management Equity Incentive and Compensation Plan (the “2001 Plan”) provides for the awarding of incentive and nonqualified stock options and restricted and performance shares of Class A Common Stock to key employees. The 2001 Plan is administered by the Company’s Stock Option Committee. The maximum number of shares that may be issued each year is determined by a formula that takes into consideration the total number of shares outstanding and is also subject to certain limits. In addition, the maximum number of shares that that may be issued under the 2001 Plan during its term for incentive stock options is 2,500,000 shares.

No awards were made under the 2001 Plan during the fiscal year ended October 31, 2004. However, certain key employees, including the named executive officers, were granted options to purchase Class A Common Stock on December 6, 2004.

The shares of Class A Common Stock subject to the 2001 Plan have been registered under the Securities Act of 1933 (the “Act”).

The following table sets forth certain information with the respect to the exercise of options to purchase Class A Common Stock during the fiscal year ended October 31, 2004, and the unexercised options held and the value thereof at that date, by each of the named executive officers:

Aggregate Option Exercises and Fiscal

Year-End Option Values Table

	Shares Acquired on Exercise	Value Realized Upon Exercise	Number of Unexercised Options Held at Year-End		Value of In-The-Money Options Held at Year-End
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
M.J. Gasser	30,000	$331,800	198,000	17,500	$2,531,361	$282,100
W.B. Sparks, Jr.	36,000	$218,200	102,000	10,000	$1,234,729	$161,200
D.S. Huml	-0-	$-0-	35,000	7,500	$381,650	$120,900
J.S. Lilak	4,000	$50,200	42,000	7,500	$556,375	$120,900
G.R. Martz	-0-	$-0-	30,000	7,500	$359,250	$120,900

Retirement Plans

The Supplemental Employee Retirement Plan (“SERP”) provides benefits for a select group of management employees. These executives also participate in the qualified Greif, Inc. Pension Plan. The benefit from the two plans is equal to a target percentage (ranging from 40% to 50% depending on job classification) times the executive’s three year average compensation reduced for less than 20 years of continuous service. Compensation includes salary and short-term bonus, and benefits are payable under the SERP for 15 years. Vesting under the SERP requires 10 years of service or age 65 with five years service. Below is a chart with years of service, average compensation and estimated annual retirement benefit for the named executive officers that participate in both the qualified Greif, Inc. Pension Plan and the SERP.

Name	Credited Years of Service	Compensation Used for Calculation of Annual Benefit	Estimated Annual Benefit Under Retirement Plans
M.J. Gasser	25	$1,059,727	$529,863
W.B. Sparks, Jr.	27	$718,896	$323,503
D.S. Huml	2	$618,141	$32,967
J.S. Lilak	5	$477,453	$50,928
G.R. Martz	2	$424,785	$25,487

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders(1)	1,358,000	$28.06	(3)
Equity Compensation Plans not Approved by Security Holders(2)	125,000	$30.25	77,820

Total	1,483,000	$28.24

(1)	These plans include the 2001 Plan, under which shares of the Company’s Class A Common Stock may be issued, and the Incentive Plan, under which restricted shares of the Company’s Class A and Class B Common Stock may be issued. See “—Incentive Compensation Plans” and “—Stock Award Plan” for a further description of these plans. Also includes the Company’s incentive stock option plan, which was replaced by the 2001 Plan. Stock options are no longer issued under this plan.

(2)	These plans include the Company’s 1996 Directors’ Stock Option Plan and 2000 Nonstatutory Stock Option Plan, under which shares of the Company’s Class A Common Stock may be issued. A further description of these plans follows these footnotes.

(3)	The Incentive Plan does not contain a limit on, or a formula for calculating, the number of shares available for future issuance under that Plan. The 2001 Plan contains a formula for calculating the number of shares available for future issuance under that Plan. This formula provides that the maximum number of shares which may be issued each calendar year under the 2001 Plan is equal to the sum of (a) 5.0% of the total outstanding shares as of the last day of the Company’s immediately preceding fiscal year, plus (b) any shares related to awards under the 2001 Plan that, in whole or in part, expire or are unexercised, forfeited, or otherwise not issued to a participant or returned to the Company, plus (c) any unused portion of the shares available under (a), above, for the immediately preceding two fiscal years as a result of not being made subject to a grant or award in such preceding two fiscal years. The maximum number of shares that may be issued under the 2001 Plan with respect to incentive stock options is 2,500,000 (1,482,045 shares remain available for future issuance under this limitation).

1996 Directors’ Stock Option Plan

The Board adopted the 1996 Directors’ Stock Option Plan on September 5, 1996. Under the 1996 Directors’ Stock Option Plan, each outside director of the Company (a director who is not an employee of the Company or any of its subsidiaries or affiliates) is granted an option to purchase 2,000 shares of the Company’s Class A Common Stock immediately following each Annual Meeting of Stockholders. Options are granted at an exercise price equal to the market value of the Class A Common Stock on the grant date. All options are fully vested on the grant date. No option may be exercised after the expiration of 10 years after the date the option is granted. Options may not be transferred by a director except as a gift to such director’s spouse, children, grandchildren, or to the trustee of a trust for the principal benefit of one or more of such persons, or to partnerships whose only partners are one or more of such persons. The shares of Class A Common Stock subject to the 1996 Directors’ Stock Option Plan have been registered under the Act.

Stock options will no longer be issued under the 1996 Directors’ Stock Option Plan if stockholders approve the Company’s 2005 Outside Directors Equity Award Plan at the 2005 Annual Meeting of Stockholders. In such case, the award of options with respect to the 2005 Annual Meeting of Stockholders will be made to outside directors under the terms of the 2005 Outside Directors Equity Award Plan. See “Proposal No. 2—Approval of the 2005 Outside Directors Equity Award Plan.”

2000 Nonstatutory Stock Option Plan

The Board adopted the 2000 Nonstatutory Stock Option Plan on September 6, 2000. This plan was replaced by the 2001 Plan and stock options are no longer issued under this plan. The 2000 Nonstatutory Stock Option Plan is administered by the Company’s Compensation Committee. Under the 2000 Nonstatutory Stock Option Plan, employees of the Company received grants of nonstatutory options (i.e., options not intended to qualify for special tax treatment under the Internal Revenue Code) to purchase shares of the Company’s Class A Common Stock. Options were granted only at exercise prices which were equal to the market value of the Class A Common Stock on the date of grant. No option may be exercised ten years after its grant date. In general, options may not be transferred by the recipient, except that the Compensation Committee may, in its sole discretion, permit transfers by the recipient to the recipient’s spouse, children, grandchildren, and certain other relatives or a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons. The shares of Class A Common Stock subject to the 2000 Nonstatutory Stock Option Plan have been registered under the Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons owning more than 10% of a registered class of the Company’s equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during its 2004 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with by such persons.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Michael H. Dempsey, Daniel J. Gunsett, Judith D. Hook, Patrick J. Norton and David J. Olderman served as members of the Company’s Compensation Committee for the 2004 fiscal year. During fiscal year 2004, the Company retained the law firm of Baker & Hostetler LLP to perform certain legal services on its behalf, and it anticipates retaining such firm in 2005. Mr. Gunsett is a partner of Baker & Hostetler LLP.

No executive officer of the Company served during the 2004 fiscal year as a member of a compensation committee or as a director of any entity of which any of the Company’s directors served as an executive officer.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The following is the report of the Company’s Compensation Committee, whose members are Michael H. Dempsey, Daniel J. Gunsett, Judith D. Hook, Patrick J. Norton and David J. Olderman, with respect to compensation reported for 2004 as reflected in the Summary Compensation Table set forth above.

The Compensation Committee also has a Special Subcommittee, whose members are Patrick J. Norton and David J. Olderman. The Special Subcommittee administers the Company’s Cash Incentive Bonus Plan and the Incentive Plan. These two plans, both of which have received stockholder approval, are intended to provide participants with incentive compensation which is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code. All of the members of the Special Subcommittee are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code. See “Executive Compensation—Incentive Compensation Plans” for a more detailed discussion of these plans. The Board has adopted a written charter for the Compensation Committee. All of the members of the Compensation Committee are independent directors as defined in the NYSE listing standards and meet the categorical standards of independence adopted by the Board. See “Corporate Governance-Director Independence.”

Compensation Policy; Committee Responsibilities

The Company’s compensation policy is designed to align compensation with business objectives and performance to enable the Company to attract, retain and reward individuals who contribute to the long-term success of the Company. The Company believes in a consistent policy for all individuals.

The Company realizes that to accomplish its objectives it needs to pay competitive compensation. The Compensation Committee reviews competitive positions in the market to periodically confirm the competitive nature of the compensation for the Chief Executive Officer and the Company’s other executive officers.

The Compensation Committee believes that an element of compensation must be linked to the Company’s short- and long-term performance. In that regard, the Company implemented the Cash Incentive Bonus Plan which links the annual payment of cash bonuses to the achievement of targeted return on assets goals and the Incentive Plan which links the long-term payment of cash bonuses and stock awards to the achievement of targeted earnings per share and free cash flow goals.

The Company believes that an alignment of stockholder value with employees’ compensation is of utmost importance. The Company has addressed this concern by implementing an incentive stock option plan which is administered by the members of the Stock Option Committee.

The Compensation Committee’s responsibilities include, among other things, the following:

•	reviewing and approving the compensation of the Chief Executive Officer and reviewing the Company’s other executive officers to ensure that their compensation is consistent with the above policy; and

•	reviewing and approving the grant of stock options.

The Special Subcommittee’s responsibilities for the Cash Incentive Bonus Plan and the Incentive Plan include, among other things, the following:

•	selecting participants from among certain of the Company’s executive or key employees;

•	at the beginning of a performance period, establishing the performance goal(s) and the target amount of the awards, which will be earned if the performance goal(s) are achieved in full, together with any lesser amount that will be earned if the performance goal(s) are only partially achieved; and

•	after the end of the performance period, certifying the extent to which the performance goals are achieved and determining the amount of the awards that are payable.

Compensation of the Chief Executive Officer

In December 2004, the Compensation Committee met to review the 2004 performance of Michael J. Gasser, the Company’s Chairman of the Board and Chief Executive Officer. Consistent with the Company’s compensation policies, Mr. Gasser’s compensation package consists of four components: salary; short-term incentive payments of cash bonuses; long-term incentive payments of cash bonuses and stock awards; and stock options. The policy of the Compensation Committee is to target Mr. Gasser’s salary at or near the mid point of salaries for the chief executive officers of the Company’s peer group. The Compensation Committee believes that a portion of Mr. Gasser’s compensation package should be “at-risk,” and that this is accomplished through the grant of incentive stock options and the award of cash bonuses and stock awards pursuant to the Company’s incentive compensation plans. The Compensation Committee also attempts to establish a compensation package that appropriately balances risk and reward. Finally, the Compensation Committee attempts to establish a compensation package that is comprised of both a subjective component, such as the grant of incentive stock options, and an objective component, such as awards under the incentive compensation plans which are based on the achievement of targeted return on assets, earnings per share and free cash flow goals.

In evaluating the performance of Mr. Gasser with respect to each of the categories of his compensation, the Compensation Committee specifically discussed and recognized the following factors: his leadership; his strategic planning for the future of the Company; his leadership in developing and implementing the transformation initiatives in 2004; his dedication and focus on the short-term and long-term interests of the Company and its stockholders; and his professionalism, integrity and competence. The Compensation Committee also recognized Mr. Gasser’s demonstrated dedication and strong performance in leadership, guidance and strategic planning for the Company, its Board of Directors and its executives, including the development and implementation of the transformation initiatives. None of the factors were given specific relative weight.

Based upon its evaluation of the foregoing factors, the Compensation Committee increased Mr. Gasser’s base salary to $770,000 for calendar year 2005 from $724,500 for calendar year 2004.

Under the Cash Incentive Bonus Plan, the Special Subcommittee determined that the Company had achieved the targeted return on assets goal for the performance period ended October 31, 2004, and therefore bonuses were payable under this plan for the 2004 fiscal year. The Special Subcommittee has certified in writing the extent to which these performance goals were met during that performance period and has made final awards to Mr. Gasser and the other participants under this plan. Mr. Gasser’s final award for the performance period ended October 31, 2004, was a cash bonus of $494,477.

Under the Incentive Plan, the Special Subcommittee determined that the Company had achieved the free cash flow targeted goal for the performance period ended October 31, 2004, but that the Company had not achieved the earnings per share targeted goal for that performance period. The Special Subcommittee has certified in writing the extent to which these performance goals were met during that performance period and has made final awards to Mr. Gasser and the other participants under this plan. Mr. Gasser’s final award for the performance period ended October 31, 2004, was a cash bonus of $257,000 and an award of restricted Class A Common Stock in the amount of $64,000.

In December 2004, incentive stock options were granted to Mr. Gasser and other employees at the then market price for Class A Common Stock. Mr. Gasser was granted options to purchase 25,000 shares of Class A Common Stock, which options were granted primarily as incentive for future performance. The basis for granting stock options to Mr. Gasser and other employees included his continued leadership, vision for the future of the Company and guidance in unification of Company goals.

David J. Olderman, Committee Chairman

Michael H. Dempsey

Daniel J. Gunsett

Judith D. Hook

Patrick J. Norton

PERFORMANCE GRAPH

The following graph compares the Company’s stock performance to that of the Standard and Poor’s 500 Index and the Company’s industry group (Peer Index). The graph does not purport to represent the value of the Company.

The Peer Index is comprised of the containers and packaging index as shown by Dow Jones.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible to monitor and review the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. In fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the Company’s 2004 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, and separately with management, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held five meetings during the 2004 fiscal year, and each member of the Audit Committee attended at least 75% of the meetings.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the 2004 fiscal year for filing with the Securities and Exchange Commission. The Committee has selected Ernst & Young LLP as the Company’s independent auditors for the 2005 fiscal year.

As discussed above, the Audit Committee is responsible to monitor and review the Company’s financial reporting process. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the Company’s independent accountants are in fact “independent.”

The Board has adopted a written charter for the Audit Committee. All of the members of the Audit Committee meet the categorical standards of independence adopted by the Board and are independent directors as defined in the NYSE listing standards and the applicable regulations of the Securities and Exchange Commission. See “Corporate Governance-Director Independence.”

Patrick J. Norton, Committee Chairman

Vicki L. Avril

Judith D. Hook

David J. Olderman

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent accountants. As part of this responsibility, the Audit Committee is required to pre-approve the audit and permissible non-audit services performed by the independent accountants in order to assure that such services do not impair the accountants’ independence from the Company. The Securities and Exchange Commission has issued rules specifying the types of services that independent accountants may not provide to their audit client, as well as the audit committee’s administration of the engagement of the independent accountants. Accordingly, the Audit Committee has adopted a Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions under which services proposed to be performed by the independent accountants must be pre-approved.

Pursuant to the Policy, certain proposed services may be pre-approved on a periodic basis so long as the services do not exceed certain pre-determined cost levels. If not pre-approved on a periodic basis, proposed services must otherwise be separately pre-approved prior to being performed by the independent accountant. In addition, any proposed services that were pre-approved on a periodic basis but later exceed the pre-determined cost level would require separate pre-approval of the incremental amounts by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee for proposed services to be performed by the independent accountants for up to $100,000. Pursuant to such Policy, in the event the Chairman pre-approves services, the Chairman is required to report decisions to the full Audit Committee at its next regularly-scheduled meeting.

INDEPENDENT AUDITOR FEE INFORMATION

Ernst & Young LLP served as the independent public accountants of the Company for the fiscal year ended October 31, 2004. It is currently expected that a representative of Ernst & Young LLP will be present at the 2005 Annual Meeting of Stockholders, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions from stockholders. The Company’s Audit Committee has selected Ernst & Young LLP as the Company’s independent public accountants for its fiscal year 2005.

All services to be provided by Ernst & Young LLP are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. See “Audit Committee Pre-Approval Policy.” Aggregate fees billed to the Company for each of the last two fiscal years by Ernst & Young LLP were as follows:

Audit Fees

Fees for audit services for the 2004 and 2003 fiscal years were approximately $1,896,000 and $1,484,000, respectively. These amounts include fees for professional services rendered by Ernst & Young LLP associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, SEC registration statements and filings, and certain statutory audits required internationally.

Audit-Related Fees

Fees for audit-related services rendered by Ernst & Young LLP for the 2004 and 2003 fiscal years were approximately $416,000 and $271,000, respectively. Audit-related services principally relate to consultations on internal controls in preparation for §404 attestation, audits of employee benefit plans and other accounting consultations.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, rendered by Ernst & Young LLP for the 2004 and 2003 fiscal years totaled approximately $846,000 and $693,000, respectively.

All Other Fees

The Company incurred fees of $13,000 and $0 for all other products and services in the 2004 and 2003 fiscal years, respectively. The fees in 2004 primarily related to corporate support services in Europe.

None of the services described under the headings “—Audit-Related Fees,” “—Tax Fees,” or “—All Other Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 CFR 210.2-01 (c)(7)(i)(C).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During fiscal year 2004, the Company retained the law firm of Baker & Hostetler LLP to perform certain legal services on its behalf. Daniel J. Gunsett, a partner in that firm, is a director of the Company and a member of the Compensation, Executive, Nominating and Corporate Governance, Stock Option and Stock Repurchase Committees. The Company anticipates retaining Baker & Hostetler LLP in 2005. The Board has affirmatively determined that Mr. Gunsett meets the categorical standards of independence adopted by the Board and is an independent director as defined in the NYSE listing standards. See “Corporate Governance-Director Independence.”

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2006 Annual Meeting of Stockholders (scheduled for February 27, 2006) must be received by the Company for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement. If a stockholder intends to present a proposal at the 2006 Annual Meeting of Stockholders, but does not seek to include such proposal in the Company’s Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary of the date of this Proxy Statement or the persons named in the form of proxy for the 2006 Annual Meeting of Stockholders will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company’s Proxy Statement or form of proxy. Furthermore, stockholders must follow the procedures set forth in Article I, Section 8, of the Company’s Amended and Restated By-Laws in order to present proposals at the 2006 Annual Meeting of Stockholders.

OTHER MATTERS

The proxy enclosed with this Proxy Statement is solicited from Class B stockholders by and on behalf of the Management of the Company. A person giving the proxy has the power to revoke it.

The expense for soliciting proxies for this Annual Meeting of Stockholders is to be paid by the Company. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with stockholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation for doing so other than their regular salaries.

The Management knows of no matters to be presented at the Annual Meeting of Stockholders other than the above proposals. However, if any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

/s/ Gary R. Martz _________________________
January 21, 2005	Gary R. Martz Secretary

EXHIBIT A

GREIF, INC.

2005 OUTSIDE DIRECTORS EQUITY AWARD PLAN

§1.	Purpose

The purpose of the 2005 Outside Directors Equity Award Plan (the “Plan”) of Greif, Inc., a Delaware corporation (the “Company”), is to assist the Company in attracting and retaining qualified members of its Board of Directors. The Plan provides for equity ownership opportunities to Outside Directors (as defined in §3 of the Plan) in order to encourage and enable them to participate in the Company’s future prosperity and growth and to better match their interests with those of stockholders. The Plan seeks to achieve its purpose by granting to Outside Directors equity-based awards in the form of: (a) stock options to purchase shares of Class A Common Stock, without par value, of the Company (“Shares”), which options are not intended to qualify as incentive stock options (the “Stock Options”) under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”); (b) Shares which may be subject to restrictions on transfer, as further described in §7 of the Plan (the “Restricted Shares”); and (c) stock appreciation rights (“SARs”) subject to §8 of the Plan. The Stock Options, Restricted Shares and SARs are collectively referred to as the “Awards.”

§2.	Administration.

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors, which shall have the power and authority to grant Awards to Outside Directors. The Committee shall have the authority to: (a) select Outside Directors as recipients of Awards (such recipients, “Participants”); (b) grant Stock Options, Restricted Shares, SARs, or any combination thereof; (c) determine the number and type of Awards to be granted; (d) determine the terms and conditions, not inconsistent with the terms hereof, of any Award; (e) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, but subject to §15 of the Plan; (f) interpret the terms and provisions of the Plan and any Award granted and any agreements relating thereto; and (g) take any other actions the Committee considers appropriate in connection with, and otherwise supervise the administration of, the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons.

§3.	Eligibility.

The persons eligible to receive Awards under the Plan shall include only individuals who are directors of the Company and who are not employees of the Company or any subsidiary or affiliate of the Company (each such individual, an “Outside Director”), including members of the Committee who are Outside Directors.

§4.	Shares Subject to Plan

The total number of Shares reserved and available for issuance pursuant to Awards hereunder shall be One Hundred Thousand (100,000) Shares (“Available Shares”). The Available Shares may consist, in whole or in part, of authorized but unissued Shares, treasury Shares, or previously issued Shares re-acquired by the Company, including Shares purchased on the open market.

§5.	Grant of Awards.

Stock Options, Restricted Shares, and SARs may be granted alone or in addition to other Awards granted under the Plan. Any Awards granted under the Plan shall be in such form as the Committee may from time to time approve, consistent with the Plan, and the provisions of Awards need not be the same with respect to each Participant.

Each Award granted under the Plan shall be authorized by the Committee and shall be evidenced by a written Stock Option Award Agreement, Restricted Share Award Agreement, or SAR Unit Award Agreement, as the case may be (collectively, “Award Agreements”), in the form approved by the Committee from time to time, which shall be dated as of the date approved by the Committee in connection with the grant, signed by an officer of the Company authorized by the Committee, and signed by the Participant, and which shall describe the Award and state that the Award is subject to all the terms and provisions of the Plan and such other terms and provisions, not inconsistent with the Plan, as the Committee may approve. The date on which the Committee approves the granting of an Award shall be deemed to be the date on which the Award is granted for all purposes, unless the Committee otherwise specifies in its approval. The granting of an Award under the Plan, however, shall be effective only if and when a written Award Agreement is duly executed and delivered by or on behalf of the Company and the Participant. See §10 of the Plan with respect to the determination of the fair market value of Shares as of a given date.

§6.	Stock Options.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate.

(a)	Exercise Price.

The exercise or purchase price of each Share issuable upon the exercise of a Stock Option shall be the fair market value of one Share at the time such Stock Option is granted, as determined under §10 of the Plan.

(b)	Exercise of Stock Options.

Stock Options shall be fully vested and exercisable on the date granted.

(c)	Term.

Subject to §6(f) of the Plan, each Stock Option shall be exercisable for ten years from the date of grant.

(d)	Method of Exercise.

A Stock Option may be exercised, in whole or in part, by giving written notice to the Secretary of the Company stating the number of Shares (which must be a whole number) to be purchased. Payment of the full purchase price for such Shares shall be made by (i) certified or bank cashier’s check or other form of payment acceptable to the Company, (ii) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total exercise price, (iii) surrender of Shares subject to the Stock Option which have a fair market value equal to the total exercise price at the time of exercise, or (iv) a combination of the preceding methods. Upon receipt of payment of the full purchase price for such Shares, and subject to compliance with all other terms and conditions of the Plan and the Stock Option Award Agreement relating to such Stock Option, the Company shall issue, as soon as reasonably practicable after receipt of such payment, such Shares to the person entitled to receive such Shares, or such person’s designated representative. Such Shares may be issued in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion.

(e)	Transferability of Stock Options.

Except as provided in this paragraph, Stock Options shall not be transferable, and any attempted transfer (other than as provided in this paragraph) shall be null and void. Except for Stock Options transferred as provided in this paragraph, all Stock Options shall be exercisable during a Participant’s lifetime only by the Participant or the Participant’s legal representative. Without limiting the generality of the foregoing, (i) Stock Options may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, and (ii) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any Stock Options by a Participant to such Participant’s parent(s), spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such Stock Option shall be exercisable only by the transferee or such transferee’s legal representative.

(f)	Termination of Option.

Except as otherwise provided herein, if a Participant ceases to be a director of the Company for any reason, then all Stock Options or any unexercised portion of such Stock Options which otherwise are exercisable by such Participant shall terminate unless such Stock Options are exercised within six months after the date such Participant ceases to be a director (but in no event after expiration of the original term of any such Stock Option); provided, that if such Participant ceases to be a director by reason of such Participant’s death, then the six-month period shall instead be a one-year period.

(g)	No rights as a Stockholder.

No Participant or the Participant’s transferee shall have any rights of a stockholder in the Company with respect to the Shares covered by a Stock Option unless and until such Shares have been duly issued to him under §6(d) of the Plan.

(h)	Option Grant Following 2005 Annual Meeting of Stockholders.

Immediately following the Company’s 2005 annual meeting of stockholders, anticipated to be held on February 28, 2005, each person who is then an Outside Director shall be automatically granted a Stock Option to purchase 2,000 Shares as of the date of such annual meeting.

§7.	Restricted Shares.

Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

(a)	Price.

The purchase price for Restricted Shares shall be any price set by the Committee and may be zero. Payment in full of the purchase price for the Restricted Shares, if any, shall be made by (i) certified or bank cashier’s check or other form of payment acceptable to the Company, (ii) delivery of unrestricted Shares having a fair market value on the date of such delivery equal to the total purchase price, or (iii) a combination of the preceding methods.

(b)	Vesting; No Risk of Forfeiture.

Restricted Shares shall be fully vested on the date granted and shall not be subject to any risk of forfeiture thereafter.

(c)	Restrictions on Transfer.

At the time of the Restricted Share Award, the Committee may determine to restrict the Participant’s ability to sell, pledge, encumber, assign, or otherwise transfer the Restricted Shares (the “Transfer Restrictions”) during the period of time determined by the Committee, in its discretion, and set forth in the applicable Restricted Share Award Agreement (the “Restriction Period”). Subject to §9 of the Plan, the Restriction Period may be zero days. Awards of Restricted Shares must be accepted by the Participant within 30 days (or such other period as the Committee may specify at grant) after the grant date by executing the Restricted Share Award Agreement and paying the price, if any, required under §7(a) of the Plan. The prospective Participant shall not have any rights with respect to the grant of Restricted Shares unless and until the prospective Participant has executed the Restricted Share Award Agreement, delivered a fully executed copy thereof to the Secretary of the Company, and otherwise complied with the applicable terms and conditions of the Award.

(d)	Stock Issuances.

Upon execution and delivery of the Restricted Share Award Agreement as described above and receipt of payment of the full purchase price, if any, for the Restricted Shares subject to such Restricted Share Award Agreement, the Company shall, as soon as reasonably practicable thereafter, issue the Restricted Shares to the Participant. Restricted Shares may be issued, whenever issued, in the form of a certificate, by book entry, or otherwise, in the Company’s sole discretion, and shall bear an appropriate legend with respect to the Transfer Restrictions, if any. On and after the issuance of Restricted Shares to a Participant, such Participant shall have, with respect to such Restricted Shares, all of the rights of a stockholder of the Company, including the right to vote such Restricted Shares and the right to receive any dividends or other distributions with respect to such Restricted Shares, but subject, however, to the Transfer Restrictions, if any, placed on such Restricted Shares pursuant to the Plan and as specified by the Committee in the Restricted Share Award Agreement.

(e)	Expiration of Restriction Period.

Upon the expiration of the Restriction Period, if any, unrestricted Shares shall be issued and delivered to the Participant.

§8.	Stock Appreciation Rights.

SARs granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions not inconsistent with the terms of the Plan as the Committee deems appropriate:

(a)	Designation of SAR Units; Right to Payment.

SARs granted under the Plan shall be designated in “SAR Units.” Each SAR Unit shall confer upon the Participant the right to receive, upon exercise thereof, the excess of (i) the fair market value of one Share at the time of exercise, as determined under §10 of the Plan, over (ii) the grant price of the SAR Unit. The grant price of a SAR Unit shall be determined by the Committee at the time of grant of the SAR Unit, which grant price shall be the fair market value of one Share at the time the SAR Unit is granted, as determined under §10 of the Plan.

(b)	Exercise of SAR Units.

SAR Units shall be fully vested and exercisable on the date granted.

(c)	Term.

Subject to §8(f) of the Plan, each SAR Unit shall be exercisable for ten years from the date of grant.

(d)	Method of Exercise.

A SAR Unit may be exercised, in whole or in part, by giving written notice to the Secretary of the Company stating the number of SAR Units being exercised. Within 30 days after the Company’s receipt of such notice, the Company shall pay to the Participant or the Participant’s transferee, as the case may be, by Company check an amount of money equal to the cash value of the SAR Units being exercised, determined in accordance with §8(a) of the Plan.

(e)	Transferability of SAR Units.

Except as provided in this paragraph, SAR Units shall not be transferable, and any attempted transfer (other than as provided in this paragraph) shall be null and void. Except for SAR Units transferred as provided in this paragraph, all SAR Units shall be exercisable during a Participant’s lifetime only by the Participant or the Participant’s legal representative. Without limiting the generality of the foregoing, (i) SAR Units may be transferred by will or the laws of descent and distribution and, in the case of such a transfer, shall be exercisable only by the transferee or such transferee’s legal representative, and (ii) the Committee may, in its sole discretion and in the manner established by the Committee, provide for the irrevocable transfer, without payment of consideration, of any SAR Units by a Participant to such Participant’s parent(s), spouse, domestic or life partner, children, grandchildren, nieces, nephews or to the trustee of a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons, and, in the case of such transfer, such SAR Unit shall be exercisable only by the transferee or such transferee’s legal representative.

(f)	Termination of SARs.

Except as otherwise provided herein, if a Participant ceases to be a director of the Company for any reason, then all SAR Units or any unexercised portion of such SAR Units which otherwise are exercisable by such Participant shall terminate unless such SAR Units are exercised within six months after the date such Participant ceases to be a director (but in no event after expiration of the original term of any such SAR Unit); provided, that if such Participant ceases to be a director by reason of such Participant’s death, then the six-month period shall instead be a one-year period.

(g)	No Rights as a Stockholder.

A SAR Unit shall not confer upon the Participant or the Participant’s transferee any rights of a stockholder of the Company. Without limiting the generality of the foregoing, the holder of any SAR Units shall have no right to vote or to receive any dividends or other distributions with respect to such SAR Units.

§9.	Section 16 Compliance.

Unless a Participant could otherwise dispose of equity securities, including derivative securities, acquired under the Plan without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), equity securities acquired under the Plan must be held for a period of six months following the date of such acquisition, provided that this condition shall be satisfied with respect to a derivative security if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than upon exercise or conversion) or its underlying equity security.

§10.	Determination of Fair Market Value of Shares.

For purposes of the Plan, the fair market value of the Shares shall mean, as of any given date: (a) the last reported sale price on the New York Stock Exchange on the most recent previous trading day (or if there was no trading in the Shares on that day, then on the next preceding trading day on which there was trading in the Shares); (b) the last reported sale price on the Nasdaq National Market System on the most recent previous trading day (or if there was no trading in the Shares on that day, then on the next preceding trading day on which there was trading in the Shares); (c) the mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc., on the most recent previous trading day; or (d) the last reported sale price on any other stock exchange on which the Shares are listed on the most recent previous trading day (or if there was no trading in the Shares on that day, then on the next preceding trading day on which there was trading in the Shares), whichever is applicable; provided that if none of the foregoing is applicable, then the fair market value of the Shares shall be the value determined in good faith by the Committee, in its sole discretion.

§11.	Withholding Tax.

The Company, at its option, shall have the right to require the Participant or any other person receiving Shares or Restricted Shares to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares or Restricted Shares or, in lieu of such payment, to retain or sell without notice a number of such Shares sufficient to cover the amount required to be so withheld. The Company, at its option, shall have the right to deduct from all payments made with respect to the exercise of SAR Units or dividends paid with respect to Shares or Restricted Shares the amount of any taxes which the Company is required to withhold with respect to such dividend payments. The Company, at its option, shall also have the right to require a Participant to pay to the Company the amount of any taxes which the Company is required to withhold with respect to the receipt by the Participant of Shares pursuant to the exercise of a Stock Option, or, in lieu of such payment, to retain, or sell without notice, a number of Shares sufficient to cover the amount required to be so withheld. The obligations of the Company under the Plan shall be conditional on such payment or other arrangements acceptable to the Company.

§12.	Securities Law Restrictions.

No right under the Plan shall be exercisable, no Share shall be delivered under the Plan, and no Award shall be made under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company shall not be required to deliver any Shares or other securities under the Plan prior to such registration or other qualification of such Shares or other securities under any state or federal law, rule, or regulation as the Committee shall determine to be necessary or advisable.

The Committee may require each person acquiring Shares under the Plan (a) to represent and warrant and agree with the Company, in writing, that such person is acquiring the Shares without a view to the distribution thereof, and (b) to make such additional representations, warranties, and agreements with respect to the investment intent of such person or persons as the Committee may reasonably request. Any certificates for such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon or market in which the Shares are then listed or traded, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

§13.	Changes in Capital Structure.

In the event the Company changes its outstanding Shares by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Committee, in its discretion, then the aggregate number of Shares reserved for issuance under the Plan, the number and exercise price of Shares subject to outstanding Stock Options, the purchase price for Restricted Shares, the number of Shares granted by a Restricted Share Award, and the number and grant price of outstanding SAR Units shall be proportionately adjusted or substituted, with the objective that the Participant’s proportionate interest in the Company shall reflect equitably the effects of such changes as applicable to the unexercised portion of any then-outstanding Awards, all as determined by the Committee in its sole discretion.

In the event of any other recapitalization, corporate separation or division, or any merger, consolidation, or other reorganization of the Company, the Committee shall make such adjustment, if any, as it may deem appropriate to accurately reflect the number and kind of shares deliverable, and the exercise prices payable, upon subsequent exercise of any then-outstanding Awards, as determined by the Committee in its sole discretion.

The Committee’s determination of the adjustments appropriate to be made under this §13 shall be conclusive upon all Participants under the Plan.

§14.	Acceleration of Rights.

The Committee shall have the authority, in its discretion, to accelerate the time at which any Award shall be exercisable whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the grant of the Award.

§15.	Interpretation, Amendment, or Termination of the Plan.

The interpretation by the Committee of any provision of the Plan or of any Award Agreement executed pursuant to the grant of an Award under the Plan shall be final and conclusive upon all Participants or transferees under the Plan. The Board, without further action on the part of the stockholders of the Company, may from time to time alter, amend, or suspend the Plan or may at any time terminate the Plan, provided that: (a) no such action shall be take that would impair the rights of a Participant or transferee under any Award theretofore granted, without the Participant’s or transferee’s consent, except for amendments made to cause the Plan to comply with applicable law, applicable stock exchange rules or accounting rules; and (b) except for the adjustments provided for in §13 of the Plan, no amendment may be made by Board action without stockholder approval if the amendment would require stockholder approval under applicable law or applicable stock exchange rules.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively; provided, no such amendment shall impair the rights of an optionee, Participant or transferee under any Award theretofore granted, without the Participant’s or transferee’s consent, except for amendments made to cause the Plan to comply with applicable law, stock exchange rules or accounting rules.

§16.	Unfunded Status of the Plan.

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments or deliveries of Shares not yet made by the Company to a Participant or transferee nothing contained herein shall give any such Participant or transferee any rights that are greater than those of a general creditor of the Company. The Committee may authorize the creation of trusts or other arrangements to meet obligations created under the Plan to deliver Shares or payments hereunder consistent with the foregoing.

§17.	Protection of Board and Committee.

No member of the Board of Directors or the Committee shall have any liability for any determination or other action made or taken in good faith with respect to the Plan or any Award granted under the Plan.

§18.	Government Regulations.

Notwithstanding any provision of the Plan or any Award Agreement executed pursuant to the Plan, the Company’s obligations under the Plan and such Award Agreement shall be subject to all applicable laws, rules, and regulations and to such approvals as may be required by any governmental or regulatory agencies, including without limitation, any stock exchange or market on which the Company’s Shares may then be listed or traded.

§19.	Governing Law.

The Plan shall be construed under and governed by the laws of the State of Delaware.

§20.	Genders and Numbers.

When permitted by the context, each pronoun used in the Plan shall include the same pronoun in other genders and numbers.

§21.	Captions.

The captions of the various sections of the Plan are not part of the context of the Plan, but are only labels to assist in locating those sections, and shall be ignored in construing the Plan.

§22.	Effective Date.

The Plan shall be effective upon approval by the stockholders of the Company (the “Effective Date”). The Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2005 annual meeting of stockholders, anticipated to be held on February 28, 2005.

§23.	Term of Plan.

No Awards shall be granted pursuant to the Plan unless and until approval of the Plan by the stockholders of the Company. No Awards shall be granted pursuant to the Plan on or after the 10th anniversary of the Effective Date, but Awards granted prior to such tenth anniversary may extend beyond that date.

§24.	Savings Clause.

In case any one or more of the provisions of this Plan or any Award shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan or such Award, as applicable, to be construed so as to foster the intent of this Plan.

The Committee may modify the terms of any Award under the Plan granted to a Participant who, at the time of grant or during the term of the Award, is resident or employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order to accommodate differences in local law, regulation, tax policy or custom, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, will be comparable to the value of such Award to a Participant who is resident or employed in the United States. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval of stockholders of the Company.

§25.	Miscellaneous Provisions.

No person shall have any claim or right to be granted an Award under this Plan and the grant of an Award shall not confer upon any Participant any right to be retained as a director of the Company, nor shall it interfere in any way with the right of the Company to terminate the service as a director of any of the Plan’s Participants at any time.

The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts or benefits payable in the event of the Participant’s death are to be paid.

§26.	Indemnification.

No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under or in connection with this Plan or any Award granted under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her, except a judgment based upon a finding of bad faith, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person may be entitled under the Company’s Certificate of Incorporation or By-Laws, contained in any indemnification agreements, as a matter of law, or otherwise, or any power that the Company may have to indemnify him or her or hold him or her harmless.

GREIF, INC.

CLASS B PROXY

FOR THE ANNUAL MEETING OF STOCKHOLDERS

CALLED FOR FEBRUARY 28, 2005

This Proxy is Solicited on Behalf of Management

The undersigned, being the record holder of Class B Common Stock and having received the Notice of Annual Meeting of Stockholders and the Proxy Statement related thereto dated January 21, 2005, hereby appoints Michael J. Gasser, Vicki L. Avril, Charles R. Chandler, Michael H. Dempsey, Daniel J. Gunsett, Judith D. Hook, Patrick J. Norton, David J. Olderman and William B. Sparks, Jr., and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif, Inc. (the “Company”), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 425 Winter Road, Delaware, Ohio 43015, at 10:00 o’clock A.M., E.S.T., on February 28, 2005, and at any adjournment thereof, as follows:

1.	FOR ☐ OR AGAINST ☐ THE ELECTION OF ALL NOMINEES LISTED BELOW (except as marked to the contrary below):

Michael J. Gasser Michael H. Dempsey Patrick J. Norton	Vicki L. Avril Daniel J. Gunsett David J. Olderman	Charles R. Chandler Judith D. Hook William B. Sparks, Jr.

Instruction: To withhold authority to vote for any individual nominee, strike a line through his or her name.

2.	PROPOSAL TO APPROVE THE COMPANY’S 2005 OUTSIDE DIRECTORS EQUITY AWARD PLAN.

         FOR ☐                         AGAINST ☐                         ABSTAIN ☐

3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

The Shares represented by this proxy will be voted upon the proposals listed above in accordance with the instructions given by the undersigned, but if this proxy is signed and returned and no instructions are given, this proxy will be voted to elect all of the nominees for directors as set forth in Item 1, above, for approval of the Company’s 2005 Outside Directors Equity Award Plan, and in the discretion of the proxies on any other matter which properly comes before the Annual Meeting of Stockholders.

Record Holder	Number of Class B Shares Held

Dated , 2005

Please date and sign proxy exactly as your name appears above, joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.